UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed on June 3, 2019, Blackstone Real Estate Income Trust, Inc. (the “Company”) entered into a Memorandum of Designation and Understanding (the “Designation Agreement”) to acquire a 64 million square foot income-oriented, high quality, 95% leased industrial portfolio (the “Portfolio”) in well-located, in-fill locations from entities related to GLP Pte. Ltd. and other unaffiliated third parties (collectively, the “Seller”), as part of a larger 179 million square foot transaction alongside Blackstone Real Estate Partners funds, an affiliate of the Company’s sponsor. On September 26, 2019, the Company completed the acquisition of the Portfolio from the Seller for an aggregate price of approximately $5.3 billion, excluding closing costs.

The acquisition of the Portfolio was funded through a combination of $695.0 million of assumed debt, $2.8 billion of mortgage debt secured by the Portfolio, and available cash. Certain terms of the assumed debt and mortgage debt are described in the table below ($ in thousands).

Borrowing	Weighted Average Interest Rate	Weighted Average Maturity Date	Principal Balance	Amortization Period	Prepayment Provisions
Fixed Rate Assumed Mortgage Debt	3.70%	10/17/2028	$695,000	Interest Only	Yield Maintenance
Fixed Rate Mortgage Debt	3.66%	12/17/2026	$1,258,000	Interest Only	Yield Maintenance
Floating Rate Mortgage Debt	3.53%	4/5/2025	$1,524,458	Interest Only	Spread Maintenance

Item 8.01. Other Items.

A press release announcing the closing of the Company’s acquisition of the Portfolio is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements for the Portfolio will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the latest date on which this Current Report could have been timely filed.

(b) Pro forma financial information.

The required pro forma financial information for the Portfolio will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the latest date on which this Current Report could have been timely filed.

(d) Exhibit.

Exhibit No.	Description
99.1	Press Release dated September 26, 2019.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Registration Statement on Form S-11 (File No. 333-225566) and in the Company’s annual report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the filings. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: September 26, 2019	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer, Chief Compliance Officer and Secretary